                                                                      EXHIBIT 21

                                   Exhibit 21

                         Subsidiaries of the Registrant



Parent
------

Pulaski Financial Corp.

                                             Percentage       Jurisdiction or
Subsidiaries (a)                            of Ownership   State of Incorporation
----------------                            ------------   ----------------------
Pulaski Bank, A Federal Savings Bank (1)        100%            United States

Pulaski Service Corporation (2)                 100%            Missouri

___________________
(1) Upon consummation of the Conversion and Reorganization, Pulaski Bank, A Federal Savings Bank will become a wholly-owned subsidiary of the Registrant.
(2) This corporation is a wholly owned subsidiary of Pulaski Bank, A Federal Savings Bank.